UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2024

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E

Los Angeles, California 90064

(Address, including zip code, of principal executive offices)

(877) 494-3833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2024, EVgo Swift Borrower LLC (the “Borrower”), a subsidiary of EVgo Inc., a Delaware corporation (the “Company”), entered into a loan guarantee agreement (the “Guarantee Agreement”) with the U.S. Department of Energy (the “DOE”) as guarantor. Pursuant to the Guarantee Agreement, the DOE has agreed to issue a loan guarantee on behalf of the Borrower with respect to a term loan facility (the “DOE Loan”) to be established between the Borrower and the Federal Financing Bank (the “FFB”). The DOE Loan is made pursuant to the Title XVII Loan Guarantee Program, which permits the DOE to issue loan guarantees in connection with loans issued by the FFB to fund certain eligible projects.

The DOE Loan is structured as a senior secured loan facility of up to $1.248 billion, consisting of $1.05 billion of principal and up to $193 million of capitalized interest, subject to modification as set forth in the Guarantee Agreement. The Borrower may draw on the DOE Loan (each such draw, an “Advance”) at any time beginning on the date all conditions precedent set forth in the Guarantee Agreement are met and ending on the earliest of (i) the fifth anniversary of the date of the first Advance, (ii) August 31, 2031 and (iii) the date of any termination of obligations under the Guarantee Agreement following an event of default (the “Deployment Period”). Advances under the DOE Loan are subject to the satisfaction of customary conditions, including certification of compliance with the loan documents and specified legal requirements and the ongoing accuracy of representations and warranties. The Borrower has submitted its first request for an Advance of approximately $75 million and expects to receive such Advance in January 2025.

All proceeds from the DOE Loan will be used to reimburse the Company for up to 80% of certain costs associated with the construction, installment, deployment and operation of approximately 7,500 new fast charging electric vehicle stalls (“Stalls”) nationwide (the “Project”). Under the terms of the DOE Loan, the Company has contributed 1,594 Stalls from its existing public network to the Borrower as collateral in connection with the Project and may be required to contribute additional Stalls or cash to the Borrower from time to time during the Deployment Period. The Company, through its subsidiary, EVgo Services LLC, will provide charge point operator services to the Borrower in connection with the Project for the duration of the DOE Loan.

The DOE Loan matures on the earlier of (a) March 15, 2042 and (b) the Payment Date (as defined in the Guarantee Agreement) immediately preceding the seventeenth anniversary of the date of the first Advance. Beginning on March 15, 2030, the Borrower will be required to make quarterly payments of principal and interest to the FFB. Interest rates are fixed at the applicable long-dated U.S. Treasury rate plus a combined liquidity spread and risk based charge of approximately 1.2% in the aggregate, and accrued interest is capitalized until the end of the Deployment Period. Subject to certain conditions, including the existence of no events of default, the Borrower may voluntarily prepay any or all of the principal outstanding under the DOE Loan. Additionally, in the event of a Mandatory Prepayment Event (as defined in the Guarantee Agreement), the Borrower shall be required to prepay certain amounts outstanding under the DOE Loan. The Borrower’s obligations to the DOE and to the FFB under the DOE Loan are required to be secured by a first priority security interest (subject to customary exceptions and permitted liens) in, among other things, the assets of the Borrower and the equity interests of the Borrower.

The Guarantee Agreement contains customary representations and warranties as well as affirmative and negative covenants (including restrictions on Borrower making distributions to affiliates). The Guarantee Agreement also contains customary events of default, including failure to make payments when due, failure to maintain the required debt service coverage ratio, the occurrence of a Change of Control (as defined in the Guarantee Agreement) or other breaches under the Guarantee Agreement. If an event of default occurs, the DOE has certain rights and may, among other options and in its discretion, assess fees and penalties, enforce the collateral, and declare all amounts due under the DOE Loan payable immediately in full.

The foregoing description of the Guarantee Agreement is qualified in its entirety by reference to the Guarantee Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 12, 2024, the Company issued a press release announcing the entry into the Guarantee Agreement. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this report include, but are not limited to, statements regarding the possible issuance and timing of Advances under the DOE Loan, the terms of the Guarantee Agreement and related DOE Loan agreements, the use of proceeds resulting from the DOE Loan, the satisfaction of covenants made pursuant to the DOE Loan, and the absence of events of default. The Company’s expectations and beliefs regarding these matters may not materialize. The forward-looking statements contained in this report are also subject to other risks and uncertainties, including those more fully described herein and in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024. The forward-looking statements in this report are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 8.01	Other Events

In connection with the DOE Loan, the Company has identified certain additional risk factors applicable to the Company. Such risk factors are filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1*	Loan Guarantee Agreement, by and between EVgo Swift Borrower LLC and U.S. Department of Energy, dated as of December 12, 2024.
99.1	Press Release, dated December 12, 2024.
99.2	Risk Factors of EVgo Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Certain information, exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVGO INC.

Date: December 12, 2024	By:	/s/Paul Dobson
Paul Dobson
Chief Financial Officer